Exhibit 99.2

Operator
Ladies and gentlemen, thank you for standing by, and welcome to Nuance’s second quarter 2008 conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session.
(OPERATOR INSTRUCTIONS)
As a reminder, today’s conference call is being recorded.
With us today are chairman and Chief Executive Officer of Nuance, Mr. Paul Ricci, and the Chief Financial Officer, Mr. Jamie Arnold. At this time, I would like to turn the conference over to Mr. Ricci. Please go ahead, sir.

Paul Ricci — Nuance Communications, Inc. — CEO
Good afternoon, everyone. Thank you for joining us today. Before we begin, I remind everyone that matters we discuss this morning include predictions, estimates, expectations, and other forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially. You should refer to our recent SEC fillings for a detailed list of risk factors.
Nuance today reported a strong second quarter, continuing many of the trends we’ve seen in recent periods. Total revenues were a record, with solid revenue growth in our mobility, Healthcare and Imaging markets, and geographically within Europe and Asia. Conversely, we did observe some sluggishness in our Enterprise North American market. In addition, we again experienced strong On-Demand and subscription revenues across our [speech] markets. In total, On-Demand and subscription revenues reached $46 million in the quarter, up from about $13 million a year ago, owing primarily to higher concentrations of revenue from iChart and Healthcare, Nuance On-Demand and Enterprise, and several voice search services in Mobile. Pro forma, as if we had owned all acquired businesses for the full fiscal quarter Q2 2007, organic growth of our On-Demand revenues was about 67%.
In the Press Release this afternoon, you’ll note second quarter non-GAAP revenues were $219.9 million, including approximately $16.6 million of acquisition-related revenues otherwise lost to purchase accounting. Total GAAP revenues were approximately $203.3 million. Total non-GAAP revenues were up approximately 63% over the same quarter last year. Organic revenue in the quarter was about 14%.
Turning attention to our Mobile Embedded solutions, we had another robust quarter as revenues reached $46.7 million, up sharply from the year before. Nuance’s Mobile and Embedded revenue growth benefited from expanded revenues within each of the important market segments, automotive, PNDs, wireless phones and carrier-based Mobile services. Organically, Mobile revenues grew about 28% in the quarter.
Turning to our Healthcare business, we achieved revenues of $62.2 million in the quarter, up 29% from the same period a year ago. The team signed several multi-million extended term contracts within the quarter, contributing to the rapid growth of our iChart hosted services revenue, which was up more than 55% over last year. In fact, more than 70% of our Healthcare revenues are now derived from recurring revenues from our On-Demand and subscription-based offerings or our Healthcare maintenance and support revenues. Within Healthcare, sales of our PowerScribe product line may have been dampened somewhat in the quarter because of a three-month delay in final shipment of a new release version. PowerScribe remains the best known and most highly regarded solution for the radiology market, and we expect it to perform handsomely following its general release, which is now scheduled for June. Organically, total Healthcare sales grew about 15% in the quarter.
In our Enterprise network speech business, revenues were $71.2 million, up 79% from that same period last year. Revenue growth in Europe and Asia was quite strong, and our Enterprise On-Demand business performed superbly once again with revenues more than doubling over pro-forma second quarter last year, in which we did not yet own BeVocal. But Enterprise revenues in North America were, as I noted earlier, sluggish, including royalties from some of our North American IVR partners. Organically, Enterprise revenue grew only 7% year-over-year in the quarter.
Although, we do believe that we will continue to see some softness among the large North American financial services customers, our aggregate pipeline and forecast for North American Enterprise sales in the second half remained strong, and I’ll discuss that in more detail later in the call.
The Dragon product line generated revenues of $17.4 million in the quarter, about flat from the same quarter last year. Our expectations for Dragon in the quarter were moderate, and will remain so in the third quarter, as we prepare for the launch of a new version later this year. And finally, total Imaging revenues were $22.3 million, up 20% from the same period a year ago, owing largely to the success of PDF Converter 5.

During our last earnings call, I discussed several increased investments in our Mobile initiatives, as well as enhanced investments in our sales operations internationally. These expenses did increase within the second quarter; nonetheless, operating expense growth as compared with the first quarter was quite modest, even though our annual employee merit increases also went into effect on January 1st. We took several steps in the second quarter for which the benefits will continue for the balance of the year. These included a reduction in plant hiring and acceleration of consolidations to realize synergies from recent acquisitions.
Finally, as Jamie will discuss in more detail, cash flows from operations were a record in the second quarter. Now before I discuss the second half outlook, I want to turn the call over to Jamie.

Jamie Arnold — Nuance Communications, Inc. — CFO
Thank you, Paul, and good afternoon, everyone.
As you saw in the Press Release, Nuance GAAP revenues in the quarter were $203.3 million, up 54% over the same period in fiscal 2007. Our GAAP revenues exclude $16.6 million of revenues that were lost to purchase accounting in conjunction of the acquisitions Paul mentioned. On a GAAP basis, Nuance recognized the net loss of $26.8 million or $0.13 per basic share in the quarter, compared with a net loss of $1.7 million or $0.01 per basic share for the comparable period in fiscal 2007.
In addition to using GAAP results, we believe it is useful to measure performance using certain non-GAAP measures. Our non-GAAP measure for revenue includes revenue lost to purchase accounting. Our non-GAAP measure of net income or loss excludes acquisition, transaction and integration costs and, as applicable, noncash taxes, interest and stock-based compensation, amortization and impairment of intangible assets, and restructuring and other charges. With these factors in mind, total Nuance non-GAAP revenues were $219.9 million for the quarter, up 63% over last year.
Using a non-GAAP measure, net income was $41.6 million or $0.18 per diluted share in the quarter, compared with $23.4 million or $0.12 per diluted share a year ago. Non-GAAP speech revenue was $197.5 million, which included $62.2 million for Dictaphone Healthcare revenue, $71.2 million in network Enterprise revenue, $46.7 million in Embedded revenue and $17.4 million in Dragon revenue. Imaging was $22.3 million in revenue. GAAP product revenue was $94.3 million. Non-GAAP product revenue was $107.3 million, up $35.6 million or 50% from the $71.7 million a year ago. GAAP professional services revenue, including subscription and hosted applications, was $72.2 million. Non-GAAP professional services revenue was $74.5 million, up $40.7 million or 120% compared to $33.8 million for the same period last year. Non-GAAP, maintenance and support revenue was $36.8 million. Non-GAAP maintenance and support revenue was $38.2 million, up $9 million or 31% compared to $29.2 million a year ago. North American revenue accounted for approximately 76% of the total revenue, compared with 78% in the same period a year ago. The change is largely attributable to a strong performance in our European operations, as well as a strong performance in our Asia-Pacific operations, where some of our largest Mobile and Embedded partners are located, offset by revenues from U.S.-centric acquisitions like BeVocal.
Let me turn next to organic growth. As we noted last quarter, we modified the method by which we calculate organic growth. The new method simply calculates revenue as if we had owned all of the assets acquired in the last year in the comparable quarter. Using this method, we achieved organic growth in our various markets as follows. Embedded or Mobile organic growth was 28%. Network or Enterprise revenues organic growth was 7%. In Dictaphone and Healthcare, organic growth was 15%. For Dragon, organic growth was flat. And for Imaging, growth was 20%.
Turning to cost of revenues. Cost of revenue in the quarter was approximately 33% of revenue for a gross margin of 67%, a 3-point decrease from one year ago. Our gross margin is approved for licenses; however, as noted above, we had a greater proportion of services revenue, largely because of the inclusion of recent acquisitions in the revenue mix, and because of the increased growth in our On-Demand services revenue. Please note in discussing cost of goods I exclude certain costs, including transition costs, acquisition-related amortization and stock-based compensation expenses. Product gross margins were 90% in this quarter as compared to 83% in the comparable quarter of fiscal 2007, owing to a greater proportion of speech license revenue, particularly Embedded speech revenues, which have lower cost of goods. Gross margin for professional services were 28% in the quarter, as compared to 36% in the same period of last year. This decline owes to higher levels of On-Demand revenues in our Healthcare network business units, and additional professional services and network. Maintenance margins were 78% in this quarter, as compared to 79% in the same period of last year.
Turning to operating expenses. I remind you that the cost excludes certain items, including non cash stock-based compensation, amortization of intangibles and integration costs. For more information see the reconciliation our website. R&D was approximately $24.5 million or 11% of revenue, versus $12.3 million or 17% of revenue a year ago. The increase in absolute dollars is primarily attributed to additional headcount throughout our Speech product line and from recent acquisitions. Sales and marketing spending was $49.3 million or 22% of revenue, as compared to $36.6 million or 27% of revenue a year ago. This absolute dollar increase for the year-over-year comparison corresponds to increased headcount in our sales organization, and additional sales headcount from our acquisitions. G&A expenses were $20.6 million or 9% of revenues, compared to $12.1 million or 9% of revenues in the same quarter last year. The increase in absolute dollars is due to additional employees supporting a larger business, as well as additional professional fees in finance and legal. We expect the growth in the third quarter to be quite modest as compared with Q2, as we’ve completed the majority of our expansion and sales personnel and our investments in Mobile initiatives are all in place, and we will realize substantial expense reductions from our acquisition consolidations. Net interest expense was in line with our expectations at $10.6 million, as the rate we earned on our deposits declined in line with the reduction in the Fed funds rate. We anticipate net interest expense for the third quarter to be in the range of $10 million to $10.5 million, as we will benefit from lower interest rates offset by lower cash balance to invest after we complete the acquisition of eScription.
Turning to the balance sheet, the company generated record cash flows from operations this quarter of approximately $41 million, as compared to $35 million last year. Please note that our transition and restructuring charges for the balance of the year associated with closing eScription will reduce cash flows by between 5 and $10 million for the balance of the year. DSOs net of deferred maintenance revenues were 44 days versus 50 days last quarter, owing to strong collections as well as strong sales and maintenance contracts. Depreciation was $4.2 million and capital expenditures were approximately $3.8 million. We exited the quarter with unrestricted cash and marketable securities of approximately $354 million.
And now I’ll turn the call back over to Paul.

Paul Ricci — Nuance Communications, Inc. — CEO
Thanks, Jamie.
As I noted earlier, our performance in the second quarter underscores a growing momentum in the business and positions us to meet or exceed our financial objectives in fiscal 2008. With strong demand across our markets and continued discipline in our operations, we have confidence in Nuance’s ability to sustain, and in some cases accelerate, our performance for the balance of the year.
The following five factors should influence Nuance’s performance for the second half of the fiscal year. First, our Mobile business should continue to provide solid year-over-year revenue growth, reflecting the extension of trends previously discussed, and aided by intensified interest for speech on smart phones and for voice-enabled services by carriers and Internet services firms. Second, our Enterprise business in North America will, we believe, show improved growth based upon the strength of our current pipeline and services backlog. We see increasing backlog in Enterprise services, owing to the early success of our Viecore unit. We also note our licensing pipeline remains solid and not dependent upon a small number of large deals. We expect organic growth for this business to achieve 15% in the second half. Third, we will benefit from the launch and of several dictation-based solutions, including the previously referenced release of PowerScribe for radiology, and the worldwide launch of Dragon Naturally Speaking for professional and consumer markets. Fourth, we will continue to benefit from budgetary discipline and expenses should rise only modestly in the third or fourth quarter, owing to significant expense consolidation related to acquisitions, as Jamie mentioned. And finally, we will realize revenue and margin benefits from the eScription acquisition, which we expect to close later in the quarter.
With these factors in mind, we expect non-GAAP revenues in the third quarter to be in the range of $229 million to $234 million, including approximately $13 million of acquisition-related revenues that will be lost to purchase accounting. We expect GAAP revenues to be in the range of $217 million to $221 million. We expect non-GAAP EPS to be between $0.20 and $0.22, and GAAP EPS should be a loss between $0.07 and $0.09.
Turning to the full year, we’re increasing our non-GAAP revenue guidance for the full year to now be in the range of $913 million to $920 million, including approximately $52 million of acquisition-related revenues that will be lost to purchase accounting. We expect the GAAP revenues to be in the range of $861 million to $868 million. We are also revising our full year non-GAAP EPS guidance, which we now anticipate being between $0.80 and $0.82. The GAAP EPS loss should be between $0.25 and $0.27.
That concludes our formal comments, and Jamie and I would now be happy to take your questions.
QUESTION AND ANSWER

Operator
Thank you.
(OPERATOR INSTRUCTIONS)
Our first question from the line of Brent Thill from Citi. Please go ahead.

John Miyak — Citigroup — Analyst
This is [John Miyak] for [Brent Thill]. You talked about the North America, Enterprise business, I mean how do you see that trending other than for the large deals? Do you see any difference in trends so far?

Paul Ricci — Nuance Communications, Inc. — CEO
I’m sorry, how do we see it trending other than what?

John Miyak — Citigroup — Analyst
Other than the large deal that you mentioned. The dependence on the large deal you’re not seeing?

Paul Ricci — Nuance Communications, Inc. — CEO
I don’t think there was a — there’s a noticeable trend. We have seen among financial services customers some slowing down in their purchasing, and we expect among financial services, and that’s our second or third largest vertical market in the Enterprise, we expect to see that sector to continue to be sluggish but the pipeline remains strong. The point I’ve made is that we have a robust pipeline and we’re not in a situation where we’re dependent on closing a small number of large deals over the remainder of the year. So my view is that the backlog in our services business, which is robust, the strength of the pipeline and the growth of our On-Demand revenues in that segment will allow us to have a very reasonable second half.

John Miyak — Citigroup — Analyst
Just a follow-up. On the organic growth rate that you mentioned, if you had used a previous methodology would it have been materially different? Do you have a sense of that? Thank you.

Paul Ricci — Nuance Communications, Inc. — CEO
With a lot of urging from analysts and investors at the beginning of this year we switched to this methodology, simply because it was more consistent with how we found investors calculating organic growth. So, I don’t want to start going back and forth between the two methodologies.

John Miyak — Citigroup — Analyst
Okay. Thank you.

Operator
Thank you, and our next question is from the line of Daniel Ives from Friedman Billings. Please go ahead.

Daniel Ives — Friedman, Billings, Ramsey Group — Analyst
On the Healthcare side, what sort of trends have you seen to kind of accelerate that business, specifically within the U.S.?

Paul Ricci — Nuance Communications, Inc. — CEO
Well, I think the most important trend of all is the accelerated migration towards the hosted and an On-Demand solution. That’s the single trend that probably dominates all of them. But as I said in previous calls, our overall — the overall interest in demand we’re seeing in the business is quite good, and I expect that to continue throughout the balance of the year. We continue to be quite optimistic about that business.

Daniel Ives — Friedman, Billings, Ramsey Group — Analyst
Okay, and on the Mobile side, you guys announced a bunch of next generation wins but can you talk about that market? Is it kind of trending in line ahead of expectations in regards to the traction you are getting or — within the next generation of handsets?

Paul Ricci — Nuance Communications, Inc. — CEO
The Mobile business has outperformed our own internal expectations for most quarters, for the last while now, maybe the last year or more, and that was true again this quarter. We have of course increased our expectations, and so that is not quite as dramatically true as it used to be. But, I see, as I said in my comments, demand for speech in essentially every Mobile form factor and increased interest among carriers and other services firms for network-based voice-enabled services. It’s a terrific market right now.

Daniel Ives — Friedman, Billings, Ramsey Group — Analyst
When you talk about the Enterprise, over 15% growth on the Enterprise segment in the second half, is Is that already kind of baking in continued softness? So if things improve, it could actually be higher than that? I’m just to trying that 15% figure second half [clip]?

Paul Ricci — Nuance Communications, Inc. — CEO
Some of it is just timing of our pipeline. But yes, it does assume that we won’t see — we will see mitigated performance in the financial services market in particular.

Daniel Ives — Friedman, Billings, Ramsey Group — Analyst
Okay, thanks, guys.

Operator
Thank you. And our next question is from the line of Mr. Jeff Van Rhee from Craig Hallum. Please go ahead.

Jeff Van Rhee — Craig Hallum — Analyst
Several questions. Paul, maybe start on the Enterprise side again. The differences you’ve seen in terms of the traditional Enterprise versus the On-Demand businesses, sounds like it’s been a very notable difference. Can you just talk to that and how each of those two businesses sort of trended through the quarter? And then also on the Enterprise side, you commented to the effect of the — the more bullish outlook as it relates to second half. You mentioned Viecore coming with a solutions sale being a big driver of that. What other than Viecore is driving that, or is Viecore that much of a game changer in terms of being able to bring the whole solution?

Paul Ricci — Nuance Communications, Inc. — CEO
I think Viecore has certainly been an important element of our positioning the business as a solutions sale, surrounding the core technology with applications and providing customers a high degree of service support and ensuring they have successful applications. I talked about that a lot in — over the last year in our conference calls, so I won’t belabor that again, but that has been an important part of the business, and I think it has resulted in a business that is much less dependent upon quarter-to-quarter license revenues. We tend to have longer service-oriented engagements that involve licenses, but not exclusively licenses, and that’s the trend I expect to continue. It’s complemented by the On-Demand business, which is a terrific business with of course very long sales cycles, because you’re doing substantial reengineering of some customer processes in that. But there’s — I don’t have anything in particular that’s driving the second half performance, other than the specifics of our pipeline as we see it today, and we have a lot of experience in this. So I think it’s a reasonable estimate, and it’s consistent with the long-term trends of the business.

Jeff Van Rhee — Craig Hallum — Analyst
Could you talk to, I guess to whatever degree you can give us some color on how to think about gross margins? You have a lot of moving parts here. Some fundmental improvements within each of the lines but also mixed shifts going on. Help us how to think about gross margin progression for the next handful of quarters?

Paul Ricci — Nuance Communications, Inc. — CEO
You should see an improvement in gross margins for a couple of reasons.. First, the eScription acquisition will improve gross margins. Second, the mobility business tends towards higher gross margins because of the high royalty margins. And third, there are a lot of cost initiatives underway in the company, and we tend to chip away at our margins in any case. As we’ve discussed previously, we’ve deployed within Healthcare the same management team that was able to improve our gross margins in our Enterprise services over the last few years, and I think our on-premise services for gross margin for Healthcare will improve as we go through the next year as well.

Jeff Van Rhee — Craig Hallum — Analyst
I guess just lastly then, the On-Demand side of the business, has it changed in terms of competitive landscape, win rate, markets where you’re seeing strength, weakness? Just a little more color on that. I’m talking specifically on the On-Demand Enterprise.

Paul Ricci — Nuance Communications, Inc. — CEO
I think the only thing I would say is there does appear to be a growing interest in On-Demand, and that may be for a number of factors, they may be competitive, but I think it’s just a general interest in the On-Demand solutions that we have in our particular focus verticals.

Jeff Van Rhee — Craig Hallum — Analyst
Great. Thank you.

Operator
Thank you, and our next question from the line of Mr. Richard Davis from Needham. Please go ahead.

Richard Davis — Needham & Company — Analyst
Thanks. On the Healthcare dictation side, it’s a fragmented market, as you know. Could you talk about how you guys think of blending your software technology with services and kind of directionally what your thoughts are on that matter?

Paul Ricci — Nuance Communications, Inc. — CEO

I think I understand your question but if I get it wrong feel free to ask it again. I think you’re asking to what extent will we be providing the software solution, to what expect will we provide labor services. Something to do with that?

Richard Davis — Needham & Company — Analyst
Correct.

Jamie Arnold — Nuance Communications, Inc. — CFO
We are predominantly the former and not the latter. We expect that to continue. We do have a relatively small amount of our own labor services that we provide, primarily because some customers very much want a complete solution and don’t want to have to manage multiple vendors, and we want to be able to satisfy those customers. It is also been an important enabler for us to accelerate the development of our technology in some ways. But the amount of services that will be done by our partners will greatly exceed that which we do, vastly exceed.

Richard Davis — Needham & Company — Analyst
Okay. That was my main question. Thanks.

Operator
Our next question is from the line of Shyam Patil from Raymond James. Please go ahead.

Shyam Patil — Raymond James — Analyst
Thank you, good afternoon. Back to the Enterprise segment, the 15% growth expected in back half of the year. Can you talk about where your pipeline might be concentrated, in terms of maybe the top two or three verticals? And what is your expectations for license growth? Is that something you should grow in the single digits or do you expect it to grow in the double digits in the back half of the year?

Paul Ricci — Nuance Communications, Inc. — CEO
First I should say geographically, you should look for our Enterprise business to do quite well outside of North America. We’ve made a lot of investments over the last year in Europe, and those have been paying off quite handsomely for us in the last couple of quarters, and that’s also true in the Asia-Pacific market, and so we’re going to see faster growth rates for the balance of this year outside of North America than we are in North America, and it’s just important to underscore that. Within North America, the important verticals continue to be telecommunications, travel and hospitality, financial services, some retail and utilities, and I don’t think that’s going to change dramatically. As I said previously, financial service is certainly going to have a weaker year than it it did last year, but it’s a relatively contained part of our overall business. And what was your other question on the pipeline?

Shyam Patil — Raymond James — Analyst
Just what your expectations are for license growth in the back half of the year.

Paul Ricci — Nuance Communications, Inc. — CEO
License growth and services growth in this business are going to continue in tandem. I would expect them both to be in double digits.

Shyam Patil — Raymond James — Analyst

Okay. When you look at the competitive landscape on the Mobile side, I guess it’s a well-known competitor that had a launch recently. Have you seen any material change there? Is it getting a little more competitive on the handsets? Any change on pricing?

Paul Ricci — Nuance Communications, Inc. — CEO
There’s always been competition in Mobile, and there will continue to be competition from various directions. I don’t think I would tell you there’s been any significant change in the competitive structure in the last six months.

Shyam Patil — Raymond James — Analyst
All right, and then when you look at the Mobile business and your portfolio of applications there, where do you see the most opportunity? Not necessarily this year, but ‘09 and beyond?

Paul Ricci — Nuance Communications, Inc. — CEO
I apologize that I’m not sure what question you’re asking.

Shyam Patil — Raymond James — Analyst
When you look at your specific Mobile applications that you have in your portfolio, particularly for handsets, where do you see the most opportunity in terms of revenue, not necessarily this year but next year and beyond?

Paul Ricci — Nuance Communications, Inc. — CEO
I think as we look out over the next 24 months, we expect to see increased penetration of speech-enabled solutions on the handset and we’ve talked previously about what some of those are, but they’ll certainly include the ability for command and control of the device itself, as well as creating short messages and perhaps voice-enabled content retrieval on the device. So I think those things — the most important — the single most important driver — factor in the Mobile business for us will be increased penetration from what is in round numbers a couple of hundred million devices or so shipping per year right now to a much larger fraction of that market, and we expect that to continue. We’re quite excited by the interest, particularly in higher end phones right now, and we think that those provide leadership that trickles down to other phones over time.
And then secondarily will be voice-enabled services as deployed for the most part by the carriers, but not exclusively by the carriers by any means, and again those services we’ve talked about in the past but they are services for some form of information retrieval. Message dictation, perhaps voice message transcription, and think you are probably generally familiar with those, and I can those are be the two most important factors for growth over the next couple of years.

Shyam Patil — Raymond James — Analyst
Okay, and then just my last question. We only have about 4 1/2 months left in this fiscal year. As you look out to ‘09, is there anything that would make you conscious on what you’ve commented as your long-term growth rate of 20% and one to two points of margin expansion?

Paul Ricci — Nuance Communications, Inc. — CEO
I remain actually quite optimistic about the company’s growth potential. Of course, like everyone, I have some concerns about what the economic or the macroeconomic market — climate in North America will be like as we look out over 2009, but I’m not an economist and I don’t presume to predict that, but with that caveat, I think that the underlying demand for our functionality and the capabilities in our solutions is growing. I’ve talked repeatedly about Healthcare. I don’t think there’s about be a diminution in the focus on reducing costs for medical documentation, Healthcare documentation in Healthcare, so I think we’re really well poised to take advantage of that demand.
Mobility, I think, again, is a market where the fundmental demand for speech-enabled capability is quite strong, and I actually think that Enterprise business could prove somewhat counter-cyclical, because the technology is cost-displacing and with some time, a number of our customers will focus on that aspect of the speech solution in the Enterprise, and I think that will be to our benefit. And in any case, there is a significant transition going on architecturally in call centers in the Enterprise, and I think that, too, continues to motivate the migration towards speech.

Shyam Patil — Raymond James — Analyst
Great. Thank you.

Operator
Thank you. And our next question is from the line of Mr. Tom Roderick from Thomas Weisel Partners. Please go ahead, sir.

Tom Roderick — Thomas Weisel Partners — Analyst
Thank you. Paul, you indicated you’ve seen some nice early success from the Viecore unit. Can you quantify what that meant on the quarter, and also with respect to any impact that the services worth there would have had on the operating margins? Is this 24% level sort of the right level to think about as we model for the back half of the year, or is that more of a reflection of better than expected strength coming from Viecore there?

Paul Ricci — Nuance Communications, Inc. — CEO
I can’t give you specific numbers for Viecore. We don’t break those out. I can talk qualitatively about the various influences. Certainly the Viecore margins cooled down our overall margins, but those margins will go up with time. There certainly was some disruption as we integrated our Enterprise services with the Viecore unit but I view that as a transitory thing and I’m not concerned about it. What else did you ask?

Tom Roderick — Thomas Weisel Partners — Analyst
Just in terms of whether this margin level was sort of the right level to model going forward throughout the year, or as you mentioned you might see a little bit of a bounceback as you become more efficient within Viecore?.

Paul Ricci — Nuance Communications, Inc. — CEO
No, I think you should expect to see services margins improve, and I think you’ve seen in the past what our Enterprise services margins have achieved. We may not be back at that place in short order but I do think we’ll see margins improve.

Tom Roderick — Thomas Weisel Partners — Analyst
Okay, great. And then just one last quick question in terms of your guidance for the year, can you remind us what sort of impact you’re assuming from eScription on the top line for the remainder of the year, within the context of the full-year guidance and Q3?

Paul Ricci — Nuance Communications, Inc. — CEO
I think I said that eScription, at the time of the announcement was 16 to 18 and 0 to $0.01.

Tom Roderick — Thomas Weisel Partners — Analyst
Okay. So that still holds, I presume.

Paul Ricci — Nuance Communications, Inc. — CEO

Yes, I haven’t changed that.

Tom Roderick — Thomas Weisel Partners — Analyst
Thank you.

Operator
Thank you, and our next question comes from the line of Derrick Bingham from Goldman Sachs. Please go ahead.

Derrick Bingham — Goldman Sachs — Analyst
Hi, thanks. I was wondering if amongst the major segments in Embedded if any particular one of those really stood out?

Paul Ricci — Nuance Communications, Inc. — CEO
I’m sorry I have to ask you to ask your question again. There was a brief interruption.

Derrick Bingham — Goldman Sachs — Analyst
Sure. In the Embedded market, I was wondering amongst the [auto] handsets, [PIDs] and connection services, any one of those or a couple of them that were really the stand out growers in the quarter for you?

Paul Ricci — Nuance Communications, Inc. — CEO
I am happy to say that, the services all of the segments of mobility showed very good performance. We are doing quite well in each of our target segments there.

Derrick Bingham — Goldman Sachs — Analyst
Okay. Have you had to adjust any of your assumptions for that segment this year, just given that maybe some of the industry data on handset or auto shipments has slowed down maybe from where we thought that might be it exiting ‘07?

Paul Ricci — Nuance Communications, Inc. — CEO
We’re — that is not the primary variable that influences our revenues. We are much more dependent upon the rate of adoption then we are the growth. If you think about the handsets are maybe a $1.1 billion, and whether their growth rate is up or down a couple of percentage points, can make a significance difference obviously to the suppliers in that industry. But what is far more important to us is the rate of penetration going from 10% penetration to 20% penetration this year or — I don’t know quite the right numbers, but I think you understand my point.

Derrick Bingham — Goldman Sachs — Analyst
That makes sense. I guess on that point your adoption assumptions haven’t changed at all?

Paul Ricci — Nuance Communications, Inc. — CEO
No, my adoption assumptions haven’t changed. Okay, perfect. And then — I think there’s some evidence that the adoption rate is increasing, but I can’t really quantify that so I can’t say much more about it.

Derrick Bingham — Goldman Sachs — Analyst
Okay. On Dragon, you mentioned coming out at the end of your fiscal year, so is it right to see some of that boost in the September quarter?

Paul Ricci — Nuance Communications, Inc. — CEO
In the fourth quarter, yes.

Derrick Bingham — Goldman Sachs — Analyst
And is there — should that be comparable in terms of what that release is bringing to the market? Comparable in terms of what we’ve seen the uptick from prior cycles?

Paul Ricci — Nuance Communications, Inc. — CEO
Yes, I think that’s a good — that’s the best information we have. So we have a launch plan to be comparable with previous — with previous launches and hopefully we’ve learned from those launches and we’ll have to see.

Derrick Bingham — Goldman Sachs — Analyst
Okay. Thank you very much.

Operator
Thank you. And our next question is from the lean of Mr. John Bright from Avondale Partners. Please go ahead, sir.

John Bright — Avondale Partners — Analyst
Just a couple of questions here. First, specifically in the Enterprise business, you were talking about the strength internationally relative to domestically. I’m wondering if you could maybe talk about the size of the international component in Enterprise relative to domestic, and maybe if you could talk about that in Mobile and Embedded as well?

Paul Ricci — Nuance Communications, Inc. — CEO
You know, I don’t have international broken down here by the various markets that we’re in, but I think it’s reasonable for you to use a relatively proportional number to the aggregate number.

John Bright — Avondale Partners — Analyst
Okay. And also if we can talk specifically about Embedded. Maybe you could talk about how the structure of that segment looks now between say automotive, handsets, PNDs and other? Maybe if you could rank those in terms of size and how you see that going forward?

Paul Ricci — Nuance Communications, Inc. — CEO
In relative — in ranking the size would be wireless, automotive, PNDs and carrier-based services.

John Bright — Avondale Partners — Analyst

And do you expect that to remain intact going forward, do you think?

Paul Ricci — Nuance Communications, Inc. — CEO
The services are certainly going to grow more quickly than the other segments. But other than that, that’s probably a reasonable relative rank for the next year or so.

John Bright — Avondale Partners — Analyst
Okay. If we could shift and talk about taxes. We noticed a pretty low tax expense this quarter it seemed, and maybe before — you previously talked about a 15% cash tax rate, and is that really a fair assumption still going forward?

Paul Ricci — Nuance Communications, Inc. — CEO
I’m going to let Jamie handle this.

Jamie Arnold — Nuance Communications, Inc. — CFO
I think the current tax rate for this year is going to be lower than 15%. Give me one second. I think you could use about 7%.

John Bright — Avondale Partners — Analyst
Okay. And lastly, looking at operating expenses. Maybe you could talk about where specifically you can get operating leverage and synergies, and where you think you are going to have to make more investments?

Paul Ricci — Nuance Communications, Inc. — CEO
Our primary areas of hiring will continue to be R&D and sales. We’ll have some services personnel hiring for the balance of the year, but not too much. Primarily R&D and to some extent sales. I do think we’ll see significant leverage over the third and fourth quarter because of the consolidations related to the past acquisitions as well as that related to eScription. So as both Jamie and I mentioned in our comments, you should look for modest operating expense growth, quite modest operating expense growth this quarter and relatively limited next quarter.

Derrick Bingham — Goldman Sachs — Analyst
All right, thank you.

Paul Ricci — Nuance Communications, Inc. — CEO
Operator?

Operator
Thank you. And our next question is from the line of Mr. Mark Murphy from Piper Jaffray. Please go ahead.

Mark Murphy — Piper Jaffray — Analyst
Thank you. What effect has the Ford and Microsoft Sync project had on the industry just in terms of awareness of speech solutions out there, and do you have an estimate of how long you think it would be until other automakers start to follow suit there?

Paul Ricci — Nuance Communications, Inc. — CEO
Well, prior to the Ford announcement, most automakers, in fact I would guardedly suggest — say to you, essentially all automakers of any consequence, had speech deployments under development or in place. So I think that the Ford Sync announcement has been quite a visible confirmation of a trend that was well underway, and that trend seems to be continuing. I do not it has marked a significant change in that trend. So just to be clear about that, we have announced a number of engagements with other automotive manufactures and their Tier 1 suppliers over the last several years, and we have numerous other engagements we are working on now that go out through 2010 and 2011, and I think that that is a trend that is only going to continue, particularly as we see more and more legislation of the kind that we have seen in some states in the U.S. that are restricting the ability to use cell phones in the car.

Mark Murphy — Piper Jaffray — Analyst
How about Paul, any thoughts in the Apple iPhone? I know, we have seen some demos out there on YouTube, of some technology that you have acquired running pretty nicely in the iPhone. It looks like that you are probably launching some new version something or so. From your prospective, is it ultimately in Apple’s best interest to kind of expand the command and control for that device?

Paul Ricci — Nuance Communications, Inc. — CEO
It would be beyond presumptuous of me to offer advice to Apple on user interface technology. They seem to be doing smartly well without my advice. So I am going avoid it, offering any advice.

Mark Murphy — Piper Jaffray — Analyst
And just a final one. What was the overall organic revenue growth across the entire company using the new definition?

Jamie Arnold — Nuance Communications, Inc. — CFO
14%.

Mark Murphy — Piper Jaffray — Analyst
Okay. And I guess based upon your commentary about expecting some of your segments to potentially accelerate in the back half of the year, is it still reasonable for us to be thinking about high teens to maybe 20% organic growth as a good assumption going forward?

Jamie Arnold — Nuance Communications, Inc. — CFO
When I gave the guidance at the beginning of the year of 875 to $900, I believe that Embedded organic growth was in the middle of that range of 17 or 18%, I have forgotten precisely, and today we’re suggesting 913 to $920. So I think the short answer to your question is yes, that it it essentially embodies the same — the growth in the range you just mentioned.

Mark Murphy — Piper Jaffray — Analyst
Thank you.

Operator
Thank you. And our next question is from the line of Mr. Scott Sutherland, Wedbush Morgan Securities. Please go ahead, sir.

Scott Sutherland — Wedbush Morgan Securities — Analyst

Thank you and good afternoon. A couple of questions on your Mobile Embedded space. On the Mobile phones you obviously seem to be doing fine but it’s more the lower-end side, so can you talk a little bit about your exposure and where you would like to see the growth in Mobile phones? You have more leverage on the smart phones, is that what you’d like to see grow, or is it just overall phones? And I know you mentioned earlier you want to see penetration increase and that’s the main driver.

Paul Ricci — Nuance Communications, Inc. — CEO
Well, volume-wise, the mid-range of the phones market is the most important one for us. I think in the industry those are known as feature phones. So, that remains our single most important segment. But, of course, we are quite excited by these smart phone implementations because they can, in some instances, have a more robust implementation that I think can help trickle down overtime. I think in the industry those are known as feature phones. So that remains our single mop important segment, but of course we are quite excited by the smart phone implementations because they can, in some instances, have a more robust implementation that can help trickle down over time.

Scott Sutherland — Wedbush Morgan Securities — Analyst
On you PND and auto space, how material is the ASP price increases of speech-to-text? Are you seeing the impact now? I know you saw a lot of launches of the PND space in the last quarter, or is that kind of more to come?

Paul Ricci — Nuance Communications, Inc. — CEO
There has been a lot of activity in the PND space, and that’s been true from the first time we saw sales in PND. It’s an explosive segment for the manufacturers, and as they’ve embraced various forms of speech solution, first text to speech and then speech entry, it just continued to be a terrific segment for us, and I think we’re now going through — we’re still in the relatively early stages of the latter technology of speech entry in these devices, so I think it’s going to be an important sector for us.

Scott Sutherland — Wedbush Morgan Securities — Analyst
Thank you.

Operator
And our next question is from the line of Mr. Vic Churamani from Lehman Brothers. Please go ahead, sir.

Vic Churamani — Lehman Brothers — Analyst
Hi, just to clarify to make sure your guidance does not include eScription, is that correct?

Paul Ricci — Nuance Communications, Inc. — CEO
No, it does include eScription.

Vic Churamani — Lehman Brothers — Analyst
It does? The 16 to 18 is embedded in the 930 and 920?

Paul Ricci — Nuance Communications, Inc. — CEO
Yes.

Vic Churamani — Lehman Brothers — Analyst
And on the tax rate, Jamie, is it fair to say your tax rate assumption is a little bit lower for the second half?

Jamie Arnold — Nuance Communications, Inc. — CFO
Yes.

Vic Churamani — Lehman Brothers — Analyst
And could you give us may be perhaps longer term, if you want to comment on ‘09 what we should expect for a tax rate?

Jamie Arnold — Nuance Communications, Inc. — CFO
We’ll talk about ‘09 when we get a little closer to ‘09.

Vic Churamani — Lehman Brothers — Analyst
Fair enough. And lastly, Paul, on the call center side, you mentioned that North American business did see a little bit of softness. Is your expectation going forward that it remains steady, or — I guess, what would be the expectations for the call center side?

Paul Ricci — Nuance Communications, Inc. — CEO
I think the second half is going to be more robust in the second quarter, as I mentioned in comments earlier, and I think that will be driven just by the pipeline we have in place and the backlog we have in place.

Vic Churamani — Lehman Brothers — Analyst
But in terms of the second half, is it more international? Because you mentioned international is accelerated.

Paul Ricci — Nuance Communications, Inc. — CEO
International will certainly grow more rapidly than North America. That’s been true for a while, but we’ve seen quite a good performance internationally in the Enterprise and that’s in part because we made significant new investments in Europe and Japan, in particular, in this space over the last year, and they’ve simply been paying off.

Vic Churamani — Lehman Brothers — Analyst
Okay, and then just on the hospital on the Healthcare side of the business. Curious to get your thoughts, but we’ve seen some articles in the press, and it seems like on the hospital side of the business there seems to be more CapEx spending pressure facing hospitals, especially at some of the elective procedures at hospitals and revenues coming under pressure. Do expect any impact on your business going forward, more in tune to the — on [premise] side versus the On-Demand side?

Paul Ricci — Nuance Communications, Inc. — CEO
It could be. I can’t say we’ve seen it today, and I’m not anticipating it. It may be that that’s a partial explanation for the migration towards the On-Demand solution, though it’s not usually the reason given, but it could nonetheless be. It is a partial explanation.

Vic Churamani — Lehman Brothers — Analyst
And one last question on pricing on the Mobile side of the equation. Do expect pricing to be steady or — if you could just give us your high-level thoughts on pricing on the Mobile piece?

Paul Ricci — Nuance Communications, Inc. — CEO
Here at Nuance, we always expect prices to go down, and we model our businesses that prices are going down, and certainly there has been pricing pressure since the first day we were in the Mobile business in 2002, and I think that will continue to be true, but I don’t expect to see anything that is discontinuous with recent trends.

Vic Churamani — Lehman Brothers — Analyst
Great. Thanks, Paul.

Operator
Our next question is from the line of Yun Kim from Pacific Growth. Please go ahead.

Yun Kim — Pacific Growth Equities — Analyst
Thank you. Can you just clarify how much of your Enterprise business is driven by On-Demand solutions versus on premise or cost center sales? And also I want to make sure on the accounting of the On-Demand sales, is everything recognized — are they all services revenue or is there some breakout between maintenance and services for On-Demand sales?

Paul Ricci — Nuance Communications, Inc. — CEO
To the latter question, it is in services, and to the former question, I’m afraid I can’t break it out. We don’t publish product line revenues. I did give you some information today about the aggregate On-Demand revenues across the company, and I think I told you that those revenues were about $46 million in the quarter across all of the speech markets.

Yun Kim — Pacific Growth Equities — Analyst
Great, and just the last question. Can you talk about any progress you have made in the voice search market? As you know, a company called vlingo has a working product with Yahoo. Anything you can tell us regarding the voice search market? You know, where you think it is today? When do you think you’ll ramp up to a pretty significant size? Thanks.

Paul Ricci — Nuance Communications, Inc. — CEO
Well, as I’ve said in past calls, there is a great deal of interest among carriers and internet services firms in various kinds of voice-enabled services, of which voice search is one. We’re going to see a lot of trials and we’re going to see early prototypes. What is more interesting is what are going to be the sustained revenues. We have activities underway with a number of carriers in particular, and some other partners, that I think have shown steady growth from small bases in revenues ,and we’re going to see rapid growth; but as I have reminded investors in the past, it’s an early business, it involves a lot of expense, I think it’s medium-term potential is terrific and it’s growth rates will be very impressive because it comes from a small base, but they are going to be continue to be relatively small businesses for the next 12 or 18 months.

Yun Kim — Pacific Growth Equities — Analyst
Thank you very much.

Operator
Thank you. And our final question from the line of Mr. Craig Nankervis from First Analysis. Please go ahead.

Craig Nankervis — First Analysis — Analyst
Thanks very much. Just a couple of questions. First of all on the Enterprise side, you talked about lower royalties from your IVR partners. Was that across the board from your major partners or was it just maybe one or two partners that you saw weaknesses from?

Paul Ricci — Nuance Communications, Inc. — CEO
We have seen share shift among our partners, and I’m not going to comment on that at all in particulars, but a couple of our partners did have — clearly in their selling of our solutions did have noticeably worst quarters than they’ve had in the past.

Craig Nankervis — First Analysis — Analyst
It wasn’t per se across the board, it doesn’t sound like?

Paul Ricci — Nuance Communications, Inc. — CEO
No, that’s right. Well, total revenues, total royalties from partners were lower. There has been within that some share shift, but a couple of them were leaning meaningfully lower than the others.

Craig Nankervis — First Analysis — Analyst
Thanks for that, Paul, and your confidence in your Enterprise pipeline in the second half comes from — you’re just factoring weakness in financial services in a away that you didn’t factor it in Q2? What’s different about your pipeline and your backlog versus going into Q2 now that you’re going into Q3, I guess is what I’m asking?

Paul Ricci — Nuance Communications, Inc. — CEO
I think you answered the question partly yourself, and that is that we have factored out a fair amount of the financial services out of the pipeline. We also have completed the integration of the Viecore selling and services activities with Nuance’s Enterprise selling and services. So I think the integrated pipeline is clearer to us, and the periods in which we’ll have revenue — recognizable revenue from that is clearer to us than it was in the last several months.

Craig Nankervis — First Analysis — Analyst
That is helpful. And then lastly, you referred to ongoing cost reduction initiatives. I was wondering if there’s been any new unplanned cost reduction initiatives you’ve undertaken, say in the last three months?

Paul Ricci — Nuance Communications, Inc. — CEO
Well Nuance is — has always been a company to look at new cost efficiencies in the business, and we’ve continued that over the last six months of this year. It typically involves expenses that can be reduced as we move through a milestone of some acquisition integration but not always that, but primarily that. So I don’t think there’s anything noteworthy to tell you, or extraordinary to tell you, but we continue to make cost adjustments in the company throughout each quarter, and I expect that to continue for the remainder of the year.

Craig Nankervis — First Analysis — Analyst

Okay, that does it for me. Thanks very much.

Operator
Thank you, that does end our question-and-answer session at this time ,and I will now turn it back to our host for any closing remarks.

Paul Ricci — Nuance Communications, Inc. — CEO
All right, well Jamie and I thank you all all for joining us, and we look forward to speaking with you again next quarter. Take care.

Operator
Thank you, ladies and gentlemen, that does conclude our conference for today. Thank you for for your participation and for using the AT&T Executive Teleconference service. You may now disconnect.